                                                                    EXHIBIT 99.1

                           TELECOM TECHNOLOGIES, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................     F-2

Consolidated Balance Sheets.................................     F-3

Consolidated Statements of Operations.......................     F-4

Consolidated Statements of Redeemable Common Stock and
  Stockholders' Deficit.....................................     F-5

Consolidated Statements of Cash Flows.......................     F-6

Notes to Consolidated Financial Statements..................     F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of telecom technologies, inc.:

We have audited the accompanying consolidated balance sheets of telecom technologies, inc. (a Texas corporation) as of December 31, 1999 and 2000, and the related consolidated statements of operations, redeemable common stock and stockholders' deficit and cash flows for the years ended December 31, 1998, 1999 and 2000. These consolidated financial statements are the responsibility of the telecom technologies, inc. management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of telecom technologies, inc. as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the years ended December 31, 1998, 1999 and 2000 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
March 5, 2001
(except with respect to the matter discussed in Note 2 as to which the date is June 6, 2001)

                           TELECOM TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   533    $    586
  Accounts receivable, net of allowance of $150 and $400 at
    December 31, 1999 and 2000, respectively................    5,587       2,128
  Inventories...............................................    2,410       4,191
  Deferred tax asset........................................      399         399
  Income tax receivable.....................................      740         780
  Other current assets......................................      292         210
                                                              -------    --------
      Total current assets..................................    9,961       8,294

PROPERTY AND EQUIPMENT, net of accumulated depreciation and
  amortization..............................................    2,122       4,718

OTHER ASSETS................................................      799          --
                                                              -------    --------
                                                              $12,882    $ 13,012
                                                              =======    ========

         LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Note payable to bank......................................  $ 4,000    $  7,000
  Accounts payable..........................................    2,489       4,862
  Accrued expenses..........................................    1,685       4,422
  Deferred revenue..........................................    2,430       2,977
  Current portion of capital lease obligations..............      192         553
                                                              -------    --------
      Total current liabilities.............................   10,796      19,814

CAPITAL LEASE OBLIGATIONS, less current portion.............      673       1,292

COMMITMENTS (Note 7)

REDEEMABLE COMMON STOCK, no par value:
  Issued and outstanding--7,777,780 shares of Class A voting common stock and 2,222,220 shares of Class B non-voting
    common stock, at redemption value (Note 8)..............    7,226      50,500

STOCKHOLDERS' DEFICIT:
  Class A voting common stock, no par value:
    Authorized--180,000,000 shares
    Issued and outstanding--70,000,000 shares...............        1           1
  Class B non-voting common stock, no par value:
    Authorized--50,000,000 shares
    Issued and outstanding--20,000,000 shares...............       --          --
  Capital in excess of par value............................       --      10,993
  Accumulated deficit.......................................   (5,814)    (60,542)
  Deferred compensation.....................................       --      (9,046)
                                                              -------    --------
      Total stockholders' deficit...........................   (5,813)    (58,594)
                                                              -------    --------
                                                              $12,882    $ 13,012
                                                              =======    ========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                           TELECOM TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1998        1999       2000
                                                              ---------   --------   ---------
REVENUES:
  Product...................................................  $  6,012    $ 9,846    $ 21,264
  Professional services.....................................     8,732      9,486       7,367
                                                              --------    -------    --------
      Total revenues........................................    14,744     19,332      28,631
Cost of product and services(1).............................    11,083     11,637      14,381
                                                              --------    -------    --------
GROSS PROFIT................................................     3,661      7,695      14,250

OPERATING EXPENSES:
  Research and development(1)...............................     1,389      7,486      14,735
  Sales and marketing(1)....................................     1,183      3,287       5,090
  General and administrative(1).............................     1,344      1,960       3,586
  Stock-based compensation..................................        --         --       1,947
                                                              --------    -------    --------
      Total operating expenses..............................     3,916     12,733      25,358
                                                              --------    -------    --------
LOSS FROM OPERATIONS........................................      (255)    (5,038)    (11,108)

OTHER INCOME (EXPENSE):
  Interest expense..........................................      (188)      (132)       (511)
  Interest income...........................................        25         58         118
  Sale of product line......................................        --      5,500          --
  Other income..............................................         8        815          47
                                                              --------    -------    --------
INCOME (LOSS) BEFORE INCOME TAXES...........................      (410)     1,203     (11,454)
Provision (benefit) for income taxes........................      (145)       336          --
                                                              --------    -------    --------
NET INCOME (LOSS)...........................................  $   (265)   $   867    $(11,454)
                                                              ========    =======    ========
PER SHARE INFORMATION:
  Basic and diluted net income (loss) per share
  (Note 1(n))...............................................  $  (0.00)   $  0.01    $  (0.11)
                                                              ========    =======    ========
  Shares used in computation................................   100,000    100,000     100,000
                                                              ========    =======    ========
------------------------

(1) Excludes non-cash stock-based
  compensation expense as follows:

     Cost of product and services...........................                         $     35
     Research and development...............................                               82
     Sales and marketing....................................                            1,429
     General and administrative.............................                              401
                                                                                     --------
                                                                                     $  1,947
                                                                                     ========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                           TELECOM TECHNOLOGIES, INC.
  CONSOLIDATED STATEMENTS OF REDEEMABLE COMMON STOCK AND STOCKHOLDERS' DEFICIT
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                     COMMON STOCK
                                    CLASS A AND B         -------------------------------------------------------------------
                                      REDEEMABLE
                                     COMMON STOCK              ORDINARY                CLASS A                 CLASS B
                               ------------------------   -------------------   ---------------------   ---------------------
                                            REDEMPTION                PAR                     PAR                     PAR
                                 SHARES       VALUE       SHARES     VALUE        SHARES     VALUE        SHARES     VALUE
                               ----------   -----------   --------   --------   ----------   --------   ----------   --------
BALANCE, DECEMBER 31, 1997...       2,000     $   949      18,000     $   1             --    $  --             --     $ --
  Reorganization.............   9,998,000          --     (18,000)       (1)    70,000,000        1     20,000,000       --
  Accretion of increase in
    value of redeemable
    common stock.............          --       1,332          --        --             --       --             --       --
  Net loss...................          --          --          --        --             --       --             --       --
                               ----------     -------     -------     -----     ----------    -----     ----------     ----
BALANCE, DECEMBER 31, 1998...  10,000,000       2,281          --        --     70,000,000        1     20,000,000       --
  Accretion of increase in
    value of redeemable
    common stock.............          --       4,945          --        --             --       --             --       --
  Net income.................          --          --          --        --             --       --             --       --
                               ----------     -------     -------     -----     ----------    -----     ----------     ----
BALANCE, DECEMBER 31, 1999...  10,000,000       7,226          --        --     70,000,000        1     20,000,000       --
  Accretion of increase in
    value of redeemable
    common stock.............          --      43,274          --        --             --       --             --       --
  Deferred compensation
    related to stock
    option grants............          --          --          --        --             --       --             --       --
  Amortization of deferred
    compensation.............          --          --          --        --             --       --             --       --
  Compensation related to
    stock options granted
    to non-employees.........          --          --          --        --             --       --             --       --
  Net loss...................          --          --          --        --             --       --             --       --
                               ----------     -------     -------     -----     ----------    -----     ----------     ----
BALANCE, DECEMBER 31, 2000...  10,000,000     $50,500          --     $  --     70,000,000    $   1     20,000,000     $ --
                               ==========     =======     =======     =====     ==========    =====     ==========     ====

                               CAPITAL
                                  IN                                        TOTAL
                               EXCESS OF   ACCUMULATED     DEFERRED       STOCKHOLDERS'
                               PAR VALUE    DEFICIT       COMPENSATION     DEFICIT
                               ---------   ------------   -------------   -------------
BALANCE, DECEMBER 31, 1997...   $    --      $   (139)       $    --        $   (138)
  Reorganization.............        --            --             --              --
  Accretion of increase in
    value of redeemable
    common stock.............        --        (1,332)            --          (1,332)
  Net loss...................        --          (265)            --            (265)
                                -------      --------        -------        --------
BALANCE, DECEMBER 31, 1998...        --        (1,736)            --          (1,735)
  Accretion of increase in
    value of redeemable
    common stock.............        --        (4,945)            --          (4,945)
  Net income.................        --           867             --             867
                                -------      --------        -------        --------
BALANCE, DECEMBER 31, 1999...        --        (5,814)            --          (5,813)
  Accretion of increase in
    value of redeemable
    common stock.............        --       (43,274)            --         (43,274)
  Deferred compensation
    related to stock
    option grants............    10,262            --        (10,262)             --
  Amortization of deferred
    compensation.............        --            --          1,216           1,216
  Compensation related to
    stock options granted
    to non-employees.........       731            --             --             731
  Net loss...................        --       (11,454)            --         (11,454)
                                -------      --------        -------        --------
BALANCE, DECEMBER 31, 2000...   $10,993      $(60,542)       $(9,046)       $(58,594)
                                =======      ========        =======        ========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                           TELECOM TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  (265)   $   867    $(11,454)
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating activities:
    Depreciation and amortization...........................       99        324         798
    Deferred income taxes...................................   (2,288)       153          --
    Stock-based compensation................................       --         --       1,947
    Changes in operating assets and liabilities:
      Accounts receivable...................................     (651)    (1,368)      3,459
      Inventories...........................................       11     (1,590)     (1,781)
      Income tax receivable.................................    1,256       (740)        (40)
      Other current assets..................................      423       (176)         82
      Other assets..........................................     (375)      (280)        799
      Accounts payable and accrued expenses.................     (142)     2,464       5,110
      Deferred revenue......................................    1,465        965         547
                                                              -------    -------    --------
        Net cash (used in) provided by operating
        activities..........................................     (467)       619        (533)
                                                              -------    -------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................     (743)      (592)     (2,085)
  Cash paid for acquisition.................................       --       (904)         --
                                                              -------    -------    --------
        Net cash used in investing activities...............     (743)    (1,496)     (2,085)
                                                              -------    -------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from note payable to bank....................    3,000      1,000       3,000
  Payments on capital lease obligations.....................       --       (110)       (329)
  Payments on related party note............................   (1,660)        --          --
                                                              -------    -------    --------
        Net cash provided by financing activities...........    1,340        890       2,671
                                                              -------    -------    --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................      130         13          53
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................      390        520         533
                                                              -------    -------    --------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $   520    $   533    $    586
                                                              =======    =======    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for income taxes................................  $   600    $ 1,000    $     40
                                                              =======    =======    ========
  Cash paid for interest....................................  $   228    $   147    $    447
                                                              =======    =======    ========
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
  Equipment obtained under capital lease obligations........  $    --    $   975    $  1,309
                                                              =======    =======    ========
  Software contributed in acquisition.......................  $    --    $   150    $     --
                                                              =======    =======    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS RELATED TO
  ACQUISITION:
  Fair value of assets acquired, excluding cash.............  $    --    $ 1,054    $     --
  Software paid as consideration............................       --       (150)         --
                                                              -------    -------    --------
  Cash used for acquisition.................................  $    --    $  (904)   $     --
                                                              =======    =======    ========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                           TELECOM TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    telecom technologies, inc. (TTI) was incorporated on November 24, 1993 as a Texas corporation and is a provider of software products and services for network and service providers, offering end-to-end solutions for next generation, carrier-grade, multi-service networks. TTI's professional services include network design and planning, implementation, system integration, testing and support. On January 18, 2001, Sonus Networks, Inc. (Sonus) acquired TTI (see
Note 2).

    The market for TTI's products and services is characterized by rapidly changing technology, evolving industry standards and new product introductions. TTI's market is intensely competitive. TTI's success will depend on its ability to enhance and market existing products and services and introduce new products, features and services to meet changing customer requirements and evolving standards.

    The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

    (A)  PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of TTI and its wholly owned subsidiary. All material intercompany transactions and balances have been eliminated.

    (B)  CASH EQUIVALENTS

    Cash equivalents are stated at cost plus accrued interest, which approximates market value and have original maturities of three months or less.

    (C)  CONCENTRATION OF CUSTOMERS AND CREDIT RISK AND LIMITED SUPPLIERS

    Financial instruments that potentially subject TTI to concentrations of credit risk are cash and cash equivalents and accounts receivable. TTI has no significant off-balance-sheet concentrations such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The majority of TTI's cash is maintained with a commercial bank.

    TTI's customers are generally large companies in the United States operating in the telecommunications industry. Concentration of credit risk with respect to such customers is limited due to the size and financial strength of those customers who generally represent individually significant balances. TTI establishes an allowance for doubtful accounts as necessary based upon factors surrounding the credit risk of customers, historical trends, and other relevant information. TTI's receivables are generally unsecured.

    Certain software licenses from third-parties used in TTI products are procured from a single source. The termination of any such license could interrupt TTI's delivery of products and thereby adversely affect TTI's revenues and operating results.

    For the years ended December 31, 1998, 1999 and 2000, three, two, and two customers, each of whom contributed more than 10% of revenue, collectively accounted for an aggregate of 63%, 51%, and 58%, respectively, of TTI's revenues. As of December 31, 1999 and 2000, two and five customers accounted for 66% and 91%, respectively, of TTI's accounts receivable.

    (D)  INVENTORIES

    Inventories consist of finished goods and are stated at the lower of cost (first-in, first-out basis) or market.

    (E)  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to property and equipment. TTI records depreciation of property and equipment using the straight-line method over the estimated useful lives of the assets.

                           TELECOM TECHNOLOGIES, INC.

    (F)  REVENUE RECOGNITION

    Revenue from software license agreements is recognized upon execution of the contract and shipment of the software provided that there are no uncertainties regarding acceptance, persuasive evidence of an arrangement exists, the fee is fixed or determinable and collection of the related receivable is considered probable. If uncertainties exist, TTI recognizes revenue when those uncertainties are resolved. In multiple element arrangements, TTI uses the residual method of accounting in accordance with Statements of Position 97-2 and 98-9.

    Service revenue consists primarily of contract engineering and consulting services. TTI also provides consulting services to customize its software products on a contract basis. Services are provided on both a time-and-materials basis and a fixed fee basis. Revenue with respect to time-and-materials contracts is recognized as services are provided. Revenue from services on fixed fee contracts is recognized under the terms of the contract based upon when the services have been provided and accepted by the customer, if required. Provisions for losses on service contracts are recorded in the period in which they first become determinable. Amounts collected prior to satisfying the revenue recognition criteria are reflected as deferred revenue.

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS. TTI's revenue recognition policy complies with this pronouncement.

    (G)  SOFTWARE DEVELOPMENT COSTS

    TTI accounts for its software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. Accordingly, the costs for the development of new software and substantial enhancements to existing software are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized. TTI has determined that technological feasibility is established at the time a working model of the software is completed. Because TTI believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

                           TELECOM TECHNOLOGIES, INC.

    (H)  INCOME TAXES

    TTI has computed its provision for income taxes using the liability method. Under the liability method, deferred income tax assets and liabilities are determined based on differences between financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws.

    (I)  STOCK-BASED COMPENSATION

    TTI uses the intrinsic value-based method of Accounting Principles Board
(APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, to account for its employee stock-based compensation plan and uses the fair value method to account for all nonemployee stock-based compensation.

    (J)  COMPREHENSIVE INCOME (LOSS)

    TTI applies SFAS No. 130, REPORTING COMPREHENSIVE INCOME. The comprehensive income (loss) for the years ended December 31, 1998, 1999 and 2000 does not differ from the reported income (loss).

    (K)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of TTI's financial instruments, which include cash equivalents, accounts receivable, accounts payable, accrued expenses and long-term obligations, approximate their fair value.

    (L)  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    (M)  NEW PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended by SFAS No. 138, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Pursuant to SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF SFAS NO. 133, SFAS No. 133 is effective in fiscal year 2001. SFAS No. 133 is not expected to have a material impact on TTI's financial condition or results of operations.

    In March 2000, the FASB issued Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION--AN INTERPRETATION OF ACCOUNTING PRINCIPLES BOARD OPINION NO. 25 (Interpretation No. 44). Interpretation No. 44 clarifies the application of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Interpretation No. 44 is effective July 1, 2000 but is retroactive for certain events occurring after December 15, 1998. Interpretation No. 44 did not have a material impact on TTI's consolidated financial condition or results of operations.

                           TELECOM TECHNOLOGIES, INC.

    (N)  NET INCOME (LOSS) PER SHARE

    Basic net income (loss) per share is computed by dividing net income (loss) for the year by the weighted average number of common shares outstanding during the year. Diluted net income (loss) per share is computed by dividing net income
(loss) for the year by the weighted average number of common shares and potential common stock outstanding during the year, if dilutive. Basic and diluted net income (loss) per share are the same, as any common stock to be issued upon the exercise of stock options is to be contributed by the majority stockholder and therefore is not dilutive (see Note 9(b)).

    (O)  DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE

    SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, establishes standards for reporting information regarding operating segments and related disclosures about products, services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions regarding resource allocation and assessing performance. To date, TTI has viewed its operations and manages its business as principally one operating segment.

(2) ACQUISITION BY SONUS NETWORKS

    On January 18, 2001, Sonus acquired TTI. Upon the closing of this acquisition, an aggregate of 10,800,000 shares of Sonus common stock (Merger Shares) were exchanged for all outstanding shares of TTI common stock. Of the Merger Shares, 1,200,000 shares were placed into escrow as security for TTI's indemnity obligations under the merger agreement and will be released to TTI stockholders upon expiration of those indemnity obligations, expected to be on the first anniversary of the closing date. In addition to the Merger Shares, the former TTI stockholders will have the right to receive up to an aggregate of 4,200,000 additional shares of Sonus common stock, which have been issued and placed in escrow and will be released if certain specified business expansion and product development milestones are achieved by TTI from time to time prior to December 31, 2002. On June 6, 2001, 2,400,000 of the escrowed shares were released to the former TTI stockholders upon achievement of specified milestones. Sonus has also agreed to make contingent awards of up to 3,000,000 shares of common stock to certain employees of TTI who became employees of Sonus as a result of the merger.

                           TELECOM TECHNOLOGIES, INC.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following, in thousands:

                                                                ESTIMATED        DECEMBER 31,
                                                                 USEFUL       -------------------
                                                                  LIFE          1999       2000
                                                              -------------   --------   --------
Equipment and software......................................     5 years      $ 2,350     $5,744
Furniture and fixtures......................................     7 years          113        113
Leasehold improvements......................................  Life of lease        91         91
                                                                              -------     ------
                                                                                2,554      5,948
Less accumulated depreciation and amortization..............                     (432)    (1,230)
                                                                              -------     ------
                                                                              $ 2,122     $4,718
                                                                              =======     ======

    Included in property and equipment are $975,000 and $2,284,000 of equipment purchased under capital lease obligations at December 31, 1999 and 2000, respectively.

(4) BALANCE SHEET DATA

    (A)  ACCRUED EXPENSES

    Accrued expenses consist of the following, in thousands:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Employee compensation and related costs.....................   $1,168     $1,980
Accrued professional fees...................................       40      1,160
Accrued taxes...............................................      210        342
Other.......................................................      267        940
                                                               ------     ------
                                                               $1,685     $4,422
                                                               ======     ======

    (B)  ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The following is an analysis of TTI's allowance for doubtful accounts, in thousands:

                                                            CHARGED
                                               BALANCE,     TO COSTS                  BALANCE,
                                              BEGINNING       AND                      END OF
                                               OF YEAR      EXPENSES    DEDUCTIONS      YEAR
                                              ----------   ----------   -----------   ---------
  December 31, 1999.........................     $100         $ 73         $ (23)       $150
  December 31, 2000.........................      150          250            --         400

(5) NOTE PAYABLE TO BANK

    TTI has a $10,000,000 demand line of credit with a bank, bearing interest at the bank's prime rate (9.5% at December 31, 2000), available through March 31, 2001. The borrowings are based upon 80% of eligible accounts receivable (Formula) and all of TTI's assets are pledged as collateral under the agreement. Borrowings in excess of the Formula, up to $4,000,000, have been personally

                           TELECOM TECHNOLOGIES, INC.

guaranteed by certain officers of TTI and the majority shareholder. At December 31, 1999 and 2000, TTI had outstanding borrowings of $4,000,000 and $7,000,000, respectively. At December 31, 2000, TTI had available borrowings under the line of credit of $3,000,000, based upon the guarantee by certain officers and the majority shareholder.

(6) INCOME TAXES

    The provision (benefit) for income taxes consist of the following, in thousands:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                             -------------------
                                                               1998       1999
                                                             --------   --------
Current:
  Federal..................................................  $(1,960)    $ 144
  State....................................................     (277)       39
                                                             -------     -----
                                                              (2,237)      183
Deferred:
  Federal..................................................    2,087       134
  State....................................................      295        19
                                                             -------     -----
                                                               2,382       153
                                                             -------     -----
                                                             $  (145)    $ 336
                                                             =======     =====

    TTI's effective tax rate differs from the statutory federal income tax rate due to the following:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                             -----------------------
                                                               1998           1999
                                                             --------       --------
Statutory federal rate.....................................    (34)%           34%
Research and development credit............................     --            (11)
Non-deductible expenses....................................      2              2
State income taxes, net of federal tax provision
  (benefit)................................................     (3)             3
                                                               ---            ---
  Effective tax rate.......................................    (35)%           28%
                                                               ===            ===

    Deferred tax assets (liabilities) consist of the following, in thousands:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1999       2000
                                                           --------   --------
Deferred tax assets (liabilities):
  Deferred revenue.......................................  $ 2,450    $ 4,072
  Net operating loss carryforwards.......................       --      1,047
  Tax credit carryforwards...............................       --        650
  Cash to accrual differences............................     (914)      (457)
  Depreciation...........................................      (34)       (69)
  Non-deductible reserves................................       37        148
  Other temporary differences............................      (74)       352
  Valuation allowance....................................   (1,066)    (5,344)
                                                           -------    -------
    Net deferred tax asset...............................  $   399    $   399
                                                           =======    =======

                           TELECOM TECHNOLOGIES, INC.

    TTI records a valuation allowance against its deferred tax assets to the extent management believes it is more likely than not that the asset will not be realized. At December 31, 2000, TTI had net deferred tax assets of approximately $399,000, which will be realized through the utilization of available net operating loss carrybacks.

    As of December 31, 2000, TTI had net operating loss carryforwards for income tax purposes of approximately $2,829,000, which expire through 2020. TTI also has available research and development credit carryforwards of approximately $650,000 that expire through 2020. The Internal Revenue Code contains provisions that limit the net operating loss and tax credit carryforwards available to be used in any given year in the event of certain circumstances, including significant changes in ownership interests. TTI has incurred an ownership change upon the completion of the acquisition by Sonus which may have an impact on its ability to use its net operating loss and tax carryforwards.

(7) COMMITMENTS

    TTI leases office space and certain equipment under various noncancelable operating and capital leases. The capital leases are due in monthly installments expiring at various dates through March 2005 and accrue interest at annual rates ranging from 4.62% to 14.39%. TTI's future minimum annual payment obligations as of December 31, 2000 under such leases are as follows, in thousands:

                                                         OPERATING    CAPITAL
                                                         ----------   --------
2001...................................................   $ 1,964      $  657
2002...................................................     3,232         640
2003...................................................     2,509         536
2004...................................................     2,418         195
2005...................................................     2,339          29
Thereafter.............................................     6,898          --
                                                          -------      ------
Total minimum lease payments...........................   $19,360       2,057
                                                          =======
Less amount representing interest......................                  (212)
                                                                       ------
Present value of minimum payments......................                 1,845
Less current portion...................................                  (553)
                                                                       ------
Long-term portion......................................                $1,292
                                                                       ======

    Rent expense for all operating leases was approximately $596,000, $780,000 and $1,249,000 for the years ended December 31, 1998, 1999 and 2000, respectively. Certain property and equipment has been pledged as security under TTI's lease agreement for the corporate headquarters located in Richardson, Texas.

                           TELECOM TECHNOLOGIES, INC.

(8) REDEEMABLE COMMON STOCK

    During 1997, the majority stockholder of TTI sold 10% of the common stock of TTI to an outside investor for $4,000,000. Under the terms of a stockholders' agreement, the investor has a redemption option that became exercisable on April 15, 2000. The redemption option allows the investor to require either the majority stockholder or TTI to purchase all or any part of the shares held by the investor at the then current fair market value as determined by an independent appraiser. The redemption option terminates in the event TTI receives an offer to purchase all of the outstanding common stock for at least $100,000,000 which the majority stockholder elects to accept but which the investor elects not to accept.

    In accordance with accounting principles generally accepted in the United States, the carrying value of the redeemable common stock has been increased based on changes in the fair market value of the common stock of TTI and has been shown as a liability. Accordingly, during the years ended December 31, 1998, 1999 and 2000, TTI recorded a charge to accumulated deficit of $1,332,000, $4,945,000 and $43,274,000, respectively, for the increase in the value of the redeemable common stock. For purposes of these financial statements, the estimated value of the redeemable common stock held by the investor of $50,500,000 at December 31, 2000 is based upon the value of the TTI common stock in the acquisition discussed in Note 2 using the closing sale price of Sonus common stock on December 31, 2000. Upon consummation of the acquisition, the redemption feature of this common stock terminated.

(9) STOCKHOLDERS' EQUITY

    (A)  COMMON STOCK

    On March 31, 1998, the Board of Directors approved an amendment to the articles of incorporation that changed the common stock structure through an exchange of all outstanding ordinary stock for Class A voting, no par and Class B non-voting, no par, common stock. Through this amendment, the 1,000 common shares then outstanding were replaced with 3,888,889 Class A and 1,111,111 Class B shares.

    During 1999, TTI's Board of Directors approved an increase in the number of authorized shares of common stock and two stock splits (which aggregated to a 20-for-1 split), increasing the number of issued and outstanding shares of Class A common stock to 77,777,780 and increasing outstanding shares of Class B common stock to 22,222,220. All common stock, stock options and per share amounts in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted to reflect the stock splits.

                           TELECOM TECHNOLOGIES, INC.

    (B)  EQUITY INCENTIVE PLAN

    On April 8, 1998, the Board of Directors adopted the telecom technologies, inc. Equity Incentive Plan (the 1998 Plan). The 1998 Plan provides for a maximum of 20,000,000 options for the purchase of Class B non-voting common stock to be granted to employees and consultants with exercise prices equal to the fair market value of the stock as of the date of grant. Under the 1998 Plan, TTI may grant incentive or non-qualified stock options. The options generally vest ratably over a period of two to four years and expire after five years.

    A summary of activity under the 1998 Plan is as follows:

                                                                                      WEIGHTED
                                                                                      AVERAGE
                                                            NUMBER OF     EXERCISE    EXERCISE
                                                              SHARES       PRICE       PRICE
                                                            ----------   ----------   --------
Outstanding, December 31, 1997............................          --   $       --    $  --
  Granted.................................................   3,300,000         0.80     0.80
  Canceled................................................    (320,000)        0.80     0.80
                                                            ----------
Outstanding, December 31, 1998............................   2,980,000         0.80     0.80
  Granted.................................................   9,919,800    0.80-1.00     0.91
  Canceled................................................    (220,000)   0.80-1.00     0.80
                                                            ----------
Outstanding, December 31, 1999............................  12,679,800    0.80-1.00     0.89
  Granted.................................................   4,121,270    1.00-2.00     1.22
  Canceled................................................    (423,905)        0.80     0.80
  Exercised...............................................    (361,670)        0.80     0.80
                                                            ----------
Outstanding, December 31, 2000............................  16,015,495   $0.80-2.00    $0.97
                                                            ==========   ==========    =====
Exercisable, December 31, 2000............................   3,790,694   $0.80-1.00    $0.87
                                                            ==========   ==========    =====

    The fair value weighted average per share of options granted during the years ended December 31, 1998, 1999 and 2000 was $0.35, $0.40 and $0.54,
respectively. The grant date fair values were estimated using the Black-Scholes option pricing model. The weighted average remaining life of the options outstanding at December 31, 2000 was approximately 3.7 years.

    During 1997, the majority stockholder of TTI sold 10% of her then 100% ownership of the common stock of TTI to an outside investor. In connection with the sale, TTI, the majority stockholder and the investor agreed that the investor would not be diluted below 10% ownership of TTI from the issuance of additional equity in TTI, including stock options.

    In order to prevent the exercise of options under the 1998 Plan from diluting the investor below 10% ownership, the majority stockholder agreed to fund option exercises from her personal holdings of class B non-voting common stock. Accordingly, as stock options are exercised, the proceeds are collected by TTI and remitted to the majority stockholder, who in turn transfers the number of shares for which the option has been exercised to TTI for delivery to the option holder. TTI acts only as a facilitator for the transfer of stock from its majority stockholder to its option holders upon the exercise of options. No new equity is issued by TTI as the result of any option exercises.

                           TELECOM TECHNOLOGIES, INC.

    (C)  STOCK-BASED COMPENSATION

    Stock-based compensation expenses includes the amortization of deferred employee compensation and other equity related expenses for non-employees.

    In connection with certain employee stock option grants for the year ended December 31, 2000, TTI recorded deferred compensation of $10,263,000. This represents the aggregate difference between the exercise price and the fair value of the common stock on the date of grant for accounting purposes. The deferred compensation will be recognized as an expense over the vesting period of the underlying stock options. TTI recorded compensation expense of $1,216,000 for the year ended December 31, 2000, related to these options. Based on the grant of these stock options, TTI expects to record approximately $4,761,000, $2,488,000, $1,302,000 and $496,000 in employee compensation expense for the years ending December 31, 2001, 2002, 2003 and 2004, respectively.

    TTI has valued the stock options granted to non-employees based upon the Black-Scholes option pricing model. As of December 31, 1999 and 2000, TTI had 25,000 and 575,000 stock options, respectively, outstanding to non-employees. Stock-based compensation expense for the grant of options to non-employees was not material for the year ended December 31, 1999. TTI has recorded stock-based compensation expense of $731,000 for the grant of options to non-employees for the year ended December 31, 2000. In accordance with Emerging Issues Task Force 96-18, TTI will record the value as the services are provided.

    TTI has computed the pro forma disclosures required under SFAS No. 123 for options granted to employees for the years ended December 31, 1998, 1999 and 2000, using the Black-Scholes option pricing model with an assumed risk-free interest rate of 5.0%, 60% volatility and an expected life of 3 years with the assumption that no dividends will be paid. Had compensation expense been determined consistent with SFAS No. 123, the pro forma net income (loss) and pro forma net income (loss) per share would have been as follows:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Net income (loss), in thousands--
  As reported...............................................   $ (265)    $ 867     $(11,454)
  Pro forma.................................................   $ (436)    $ 372     $(12,454)
Basic and diluted net income (loss) per share--
  As reported...............................................   $(0.00)    $0.01     $  (0.11)
  Pro forma.................................................   $(0.00)    $0.00     $  (0.12)

(10)  RELATED-PARTY TRANSACTION

    In June 1999, TTI issued a demand note receivable to its majority stockholder for $1,486,000. This note accrued interest at 9.75% annually and was repaid in full in November 1999.

                           TELECOM TECHNOLOGIES, INC.

(11)  401(K) PLAN

    TTI sponsors a defined contribution pension plan covering substantially all employees. TTI's contributions to this plan are based on percentages of participants' wages. During the years ended December 31, 1998, 1999 and 2000, TTI made contributions totaling approximately $29,000, $210,000 and $280,000, respectively.

(12)  ACQUISITIONS AND DISPOSITIONS

    (A)  PURCHASE OF SEQUEL SYSTEMS

    On August 31, 1999, TTI purchased substantially all of the assets of Sequel Systems, Inc. (Sequel) for cash of $889,000 and a software license valued at $150,000. Additional direct cash costs of the acquisition totaled approximately $15,000. Sequel provided professional services related to data conversion, data migration and circuit design in connection with telecommunication systems software industry specializing in open computing technology solutions and methodology. The transaction was accounted for under the purchase method of accounting, whereby the assets and liabilities of Sequel were recorded by TTI at their fair value at the time of acquisition. In connection with the acquisition, TTI recorded accounts receivable and property and equipment of $828,000 and $226,000, respectively. The Sequel results of operations have been included in TTI's consolidated financial statements beginning with the date of acquisition.

    (B)  SALE OF PRODUCT LINE

    In December 1998, TTI entered into an agreement to sell the assets related to its network testing software product line for $5,500,000. As part of the agreement, the purchaser agreed to purchase, at fair market value, research and development and manufacturing services from TTI for a minimum of two years. These service agreements were not renewed upon the expiration of the initial term in January 2001. TTI has also agreed to provide consulting and support services for end users on a time and materials basis. In addition, the purchaser has agreed to pay royalties on future sales of the product line.

    The revenue from this transaction was recorded in 1999, as the sale was contingent upon the execution of the research and development and manufacturing agreements, which were signed on January 11, 1999. These future services are not essential to the functionality of the assets being sold and have been contracted at their fair value.

    The proceeds from the sale of this product line are presented in other income in the accompanying consolidated statements of operations. Employees and certain assets associated with the network testing software product line were retained by TTI for the purposes of fulfilling TTI's obligations under the research and development and contract manufacturing agreements. For the years ended December 31, 1999 and 2000, revenues under these agreements included in product revenues in the accompanying consolidated statements of operations totaled $7,372,000 and $7,033,000, respectively.

(13)  INSURANCE SETTLEMENT

    In April 1999, TTI received a settlement of approximately $620,000 under the terms of a business interruption insurance policy applicable to a prior-year claim. This amount has been included in other income in the accompanying consolidated statements of operations. Approximately $420,000 and $100,000 was paid to TTI during 1999 and 2000, respectively, with the remaining $100,000 to be paid during 2001.